UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 7.01 Other Events.

Portfolio Update

On March 16, 2026, Innovative Industrial Properties, Inc. (the “Company”) issued a press release providing a portfolio update, including, but not limited to, executed full-building leases for two properties comprised of 122,000 square feet located in Illinois and California and the events described in Item 8.01 of this Current Report on Form 8-K (the “Current Report”).

A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the release is summary information that is intended to be considered in the context of more complete information included in our filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that we have made and may make from time to time by press release or otherwise. We undertake no duty or obligation to update or revise the information contained in this press release, although we may do so from time to time as our management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

PharmaCann Settlement Agreement

On February 26, 2026, the Company entered into a settlement agreement (the “PharmaCann Settlement Agreement”) with PharmaCann Inc. (“PharmaCann”) to resolve pending lawsuits brought by certain indirect, wholly owned subsidiaries of the Company against PharmaCann and certain of its affiliates in connection with rent defaults under leases (the “PharmaCann Leases”) for three properties owned by the Company located in New York, Ohio, and Pennsylvania. Pursuant to the PharmaCann Settlement Agreement, PharmaCann agreed to wind down and close its operations at each property and surrender possession of the New York and Pennsylvania premises to the Company on or before May 20, 2026, and the Ohio premises on or before May 26, 2026. Upon PharmaCann's vacating and surrendering of the premises on the applicable surrender dates, the PharmaCann Leases will be deemed terminated.

In connection with the PharmaCann Settlement Agreement, the parties entered into consent orders, stipulations of judgment, and stipulations of settlement with the respective courts in Pennsylvania, New York, and Ohio (collectively, the “Consents”). The Consents provide for the entry of judgments in favor of the Company's subsidiaries for possession of the premises as well as monetary judgments and were fully executed on March 13, 2026. The monetary judgments are subject to reduction on a dollar-for-dollar basis for escrowed rent funds released to the Company.

Tenant Defaults

The Company, through indirect, wholly owned subsidiaries serving as landlord, previously entered into leases with The Cannabist Company and its affiliates (collectively, “Cannabist”) as tenant for a property owned by the Company and located in Pennsylvania (the “Cannabist Lease”) and Battle Green Holdings, Inc. and its affiliate(s) (collectively, “Battle Green”) as tenant for a property owned by the Company and located in Ohio (the “Battle Green Lease”). The Cannabist Lease accounts for 2.7% of the Company's total rental revenues for the year ended December 31, 2025, while the Battle Green Lease represents 2.9% of the same. On March 16, 2026, after the expiration of applicable notice and cure periods, Cannabist defaulted on its obligation to pay the full rent for March 2026 under the Cannabist Lease, amounting to $0.6 million, inclusive of base rent, property management fees, and estimated tax and insurance payments. The Company intends to use the security deposits held under the Cannabist Lease to pay the full amount of March 2026 rent, including any accrued late fees and interest. On March 9, 2026, after the expiration of applicable notice and cure periods, Battle Green defaulted on its obligation to pay rent for March 2026 under the Battle Green Lease, which is the only property the Company has leased to Battle Green, with March rent totaling $0.8 million. The Company intends to use security deposits held under the Battle Green Lease to pay the full amount of March 2026 rent, including any accrued late fees and interest.

In total, the Company currently has 20 leases with Cannabist (including the Cannabist Lease) for properties that it owns, which collectively represented approximately 6.3% of the Company’s total rental revenues for the year ended December 31, 2025. Excluding the Pennsylvania property lease described above, Cannabist is current on its obligations for the remaining 19 leases. Furthermore, in February 2026, Cannabist sold its Virginia cannabis operations, including its operations at a cultivation facility owned by the Company, to an affiliate of Millstreet Credit Fund LP, reducing the number of the Company’s properties leased to Cannabist from 21 to 20.

The Company expects to enforce its rights under the Cannabist Lease and the Battle Green Lease aggressively, which may include, but is not limited to, commencing eviction proceedings as the Company deems necessary and pursuing available remedies under applicable guarantees.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, and they include, but are not limited to, discussions of the execution of definitive lease agreements for properties subject to the conclusion of receivership proceedings; resolution of the PharmaCann Settlement Agreement, including collection of monetary judgments and surrender of the properties subject to the PharmaCann Leases; and statements about the Company’s expectations regarding enforcement of its rights under the defaulted leases. Words such as “project,” “expect,” “may” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results may differ from anticipated results, sometimes materially. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to those factors found in the Company’s filings with the SEC, including those set forth under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer